Exhibit 10.1

THIS ADDENDUM TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Addendum”) is made and entered into on June 17, 2019 by and between FARO Technologies, Inc., a Florida corporation (the “Company”), and Kathleen J. Hall (“Executive”) to amend and modify that certain Amended and Restated Employment Agreement by and between the Company and Executive entered into on April 27, 2016 (the “Agreement”).

1.Paragraph 7(a)(ii) of the Agreement is hereby deleted and replaced with the following:

“(ii) the Company shall pay to Executive severance equal to eighteen (18) months of Executive’s Base Salary, payable in approximately equal installments over a period of eighteen (18) months, the first payment to be made within the first sixty (60) days after the Date of Termination (such first payment date during such period to be determined exclusively by the Company), or such later date as may be required pursuant to Section 11, and with monthly payments thereafter in accordance with the Company’s normal payroll practices; provided, that (A) within 45 days after the Date of Termination Executive shall have executed a general release of claims and covenant not to sue in favor of the Company and its affiliates, in the form provided by the Company and such release shall not have been revoked within any revocation period specified in such release, and (B) Executive complies with the Non-Competition Addendum, dated as of July 15, 2013. Each installment payment shall be considered a separate payment, as described in Treas. Reg. Section 1.409A-2(b)(2), for purposes of Section 409A of the Code;”

2.Except as set forth in this Addendum, all other terms of the Agreement shall remain the same.

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

Executive:

/s/ Kathleen J. Hall
Kathleen J. Hall

FARO Technologies, Inc.

/s/ Michael Burger
Michael Burger
President and CEO